UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2004

Date of Report (Date of earliest event reported)

Oakley, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Icon
Foothill Ranch, California 92610
(Address of principal executive offices) (Zip Code)

(949) 951-0991

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01. Entry into a Material Definitive Agreement.

Earlier this year the Compensation and Stock Option Committee of Oakley, Inc. (“Oakley”) engaged a national compensation consultant to assist it in evaluating appropriate means of aligning director compensation with shareholder value. After reviewing these finding and other considerations, the Compensation and Stock Option Committee recommended, and the Board of Directors approved, a change from annual stock option grants of 10,000 options to non-employee directors for their service to annual grants of 4,500 shares of restricted stock. The Compensation and Stock Option Committee believes that this modification is advisable to better attract and retain qualified and talented directors and to ensure that the directors are appropriately compensated for their work and responsibilities.

Pursuant to the new director compensation plan, on September 29, 2004, Oakley issued restricted stock awards covering an aggregate of 15,000 shares of its common stock, $0.01 par value per share (the “Restricted Stock”), to non-employee members of its Board of Directors including: Messrs. Brown, Clow and Davin and Mss. Miller and George. Each of these five non-employee directors received a total of 3,000 shares of Restricted Stock. The Restricted Stock was granted pursuant to the Oakley 1995 Stock Incentive Plan and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture (collectively, the “Restrictions”) until the earlier of 12 months from the date of grant or the day preceding Oakley’s next Annual Meeting of Shareholders (the “Restricted Period”). However, if Oakley experiences a Change in Control (as defined in the Restricted Stock Agreement) prior to the expiration of the Restricted Period, the Restrictions will lapse immediately prior to such Change in Control and the Restricted Stock will become freely tradable. If the holder ceases to be a director of Oakley for any reason, before the termination of the Restricted Period or earlier occurrence of a Change in Control, the director’s rights to the Restricted Stock will terminate and the shares will be forfeited to Oakley. In conjunction with this issuance of the Restricted Stock, 6,667 of the 10,000 stock options granted to the non-employee directors at Oakley’s last Annual Meeting of Shareholders were canceled. A copy of the form of Oakley Restricted Stock Agreement is filed as exhibit 99.1 to this Current Report on Form 8-K. As Oakley intends to continue to grant stock options pursuant to its 1995 Stock Incentive Plan to Oakley officers, employees, consultants and advisors, a copy of the form Oakley Stock Option Agreement is filed as exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2004, Mary J. George was elected as a new member of the Oakley Board of Directors to serve until Oakley’s next Annual Meeting of Shareholders. Ms. George has also been elected to serve on the Nominating and Corporate Governance Committee of the Board of Directors. A copy of the press release issued by Oakley regarding Ms. George’s election to its Board of Directors is filed as exhibit 99.3 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 1, 2004, Oakley announced that it had declared a regular annual cash dividend in an amount equal to $0.15 per share. The dividend will be paid on October 29, 2004 to shareholders of record on October 15, 2004. A copy of the press release issued by Oakley announcing the declaration of the dividend is filed as exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1	Form of Restricted Stock Agreement.

99.2	Form of Stock Option Agreement.

99.3	Press Release of Oakley, Inc., announcing the election of Mary J. George, dated October 1, 2004.

99.4	Press Release of Oakley, Inc., announcing a regular annual cash dividend, dated October 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2004	By:	/s/ Link Newcomb
Link Newcomb
Chief Operating Officer

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Form of Restricted Stock Agreement.
99.2	Form of Stock Option Agreement.
99.3	Press Release of Oakley, Inc., announcing the election of Mary J. George, dated October 1, 2004.
99.4	Press Release of Oakley, Inc., announcing a regular annual cash dividend, dated October 1, 2004.

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